UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☒ Definitive Additional Materials

☐ Soliciting Material Pursuant to Section 240.14a-12

Eaton Vance California Municipal Bond Fund

Eaton Vance New York Municipal Bond Fund

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒ No fee required

☐ Fee paid previously with preliminary materials

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11

Eaton Vance California Municipal Bond Fund

NYSE American: EVM

Eaton Vance New York Municipal Bond Fund

NYSE American: ENX

George J. Gorman

Chairperson, Board of Trustees

Eaton Vance California Municipal Bond Fund

Eaton Vance New York Municipal Bond Fund

September 25, 2024

Dear Shareholder,

On behalf of the Board of Trustees of Eaton Vance California Municipal Bond Fund (“EVM”) and Eaton Vance New York Municipal Bond Fund (“ENX”) (together, the “Funds”), I urge you to vote FOR the three Board-approved Trustee nominees on the WHITE proxy card. The Board-approved proxy statement that you recently received from the Funds provides details on the three incumbent Trustees that the Board recommends be reelected. These Trustees have overseen the consistent, long-term performance of your Funds and continue to act in the best interests of the Funds. Your vote will determine the future of these Funds and the continued success we have built together.

The Board believes that the current proxy contest initiated by Saba Capital Management L.P. (“Saba”), a known activist investor, is a direct threat to the long-term stability and performance of your Funds. Saba’s history of self-serving activist campaigns often results in destabilizing funds, raising costs, and undermining long-term shareholder value—all for short-term gains that benefit only a select few. Therefore, it is equally important that you do NOT vote for the two nominees proposed by Saba on the GOLD proxy card.

Board-driven Performance

The Board has consistently prioritized the Funds’ strategies that seek to enhance tax-exempt income generation (exempt from federal and state taxation in CA (EVM) and NY (ENX)) for shareholders, recognizing that steady, reliable income is a key objective for investors. The Board actively engages management to seek to use all resources to manage trading discounts, resulting in two increases in the Funds’ distribution rates in 2024 for a cumulative distribution rate increase of 42.8% for EVM and 40.4% for ENX. These actions were taken to maximize tax-exempt income for shareholders. Additionally, the Board engages with Eaton Vance in the active management of each Fund’s use of leverage to best position the Fund to maintain its levered exposure at a reasonable cost. These proactive income-enhancing measures have not only helped narrow the discount to NAV but also supported long-term total returns for shareholders.

Governance Practices that Support Performance

For closed-end funds, governance structures are critical tools that enable a board to pursue long-term investment performance. Closed-end funds differ from traditional operating companies in several significant ways, making them particularly vulnerable to activist tactics. Unlike operating companies, whose intrinsic values are often uncertain and subject to market speculation, closed-end funds’ underlying assets are subject to daily valuation. This allows for regular and transparent calculations of the spread between the NAV and market price, making closed-end funds attractive targets for short-term activists seeking to capitalize on market price discounts. These activists often push for liquidation or other short-term maneuvers without considering longer-term interests and the investment objectives and strategies of a fund.

The Board believes that activists like Saba seek to exploit these vulnerabilities for short-term profits, which could undermine the long-term objectives of the Funds. To protect shareholders against such tactics, the Board maintains key governance structures such as a classified board and majority voting standards for contested elections. The classified board structure ensures the Board can engage in long-term planning by staggering the terms of Trustees so only a portion of the Board is up for election each year. This stability is crucial for maintaining consistent oversight of the Funds’ investment strategies and ensuring that short-term market fluctuations do not result in reactive and potentially harmful decisions. The classified board structure allows the Funds to focus on delivering performance over multiple periods, without the risk of majority Board turnover in a single year that could disrupt our focus on long-term goals. In fact, 94% of traditional closed-end funds have adopted a classified board structure to protect against activist threats and to ensure that long-term investment objectives remain the priority.1 Our majority voting standard for contested elections also plays an essential role in safeguarding the Funds’ governance. By requiring that a majority of shares be in favor of any significant changes, this practice ensures that decisions reflect the interests of a broad base of shareholders, rather than a small and potentially self-interested group. The Board believes that this heightened voting standard in contested elections is a prudent approach, often used within the closed-end fund industry to promote stability and protect long-term shareholder value.

The Value of Experienced, Engaged Trustees

A critical aspect of ensuring the continued success of the Funds is the caliber of the individuals overseeing their management and operations. The Trustees that the Board recommends be reelected are highly experienced professionals with decades of experience in the asset management industry and a deep knowledge of closed-end funds. They have consistently demonstrated their commitment to holding the Funds’ management accountable for delivering performance and meeting the stated investment objective and strategies of the Funds.

Mark R. Fetting, a former President, CEO, and Chairman of Legg Mason Inc., has over 30 years of experience in the industry, including oversight of various fund families. His deep knowledge of investment management and leadership within mutual funds ensures robust governance and strategic insight on fund performance.

Additionally, Valerie A. Mosley, a founder of a fintech platform and former Partner and Investment Strategist at Wellington Management, brings a unique blend of innovation and rigorous investment management experience. Her role as Chairperson of the Governance Committee highlights her leadership in maintaining strong governance standards.

Moreover, Keith Quinton, with over 30 years in the investment industry, including a senior role at Fidelity Investments, contributes a wealth of quantitative and portfolio management expertise, which is crucial for effective oversight of fund performance and risk management.

Together, these Trustees, along with other members of the Board, bring a complementary set of skills and experiences that contribute to a mosaic of strong governance and oversight. Unlike Saba’s nominees, who lack the necessary experience with closed-end funds and qualifications to provide the same level of oversight, our Trustees are actively involved in reviewing performance metrics, discount management, and operational strategies. The Fund(s) in which you are invested deserve to be overseen by individuals who truly understand the intricacies of closed-end funds.

___________________________

1	Investment Company Institute, The Closed-End Fund Market-2023-Supplemental Tables, available at https://www.ici.org/research/industry/closedend.

2

Protecting Your Investment

Your investment in ENX and EVM requires thoughtful stewardship and long-term vision, both of which are embodied by the current Board, including Messrs. Fetting and Quinton and Ms. Mosley. The Board strongly recommends you vote FOR the re-election of the current Trustees on the WHITE proxy card. Please do NOT return the GOLD proxy card sent by Saba.

Your vote is crucial in this proxy contest. By supporting the current Board, you are voting to protect the integrity of your investment and to continue building long-term value. We encourage you to vote online, by phone, or by mail using the WHITE proxy card as soon as possible.

Thank you for your continued trust and confidence.

Sincerely,

/s/ George J. Gorman

George J. Gorman
Chairperson, Board of Trustees
Eaton Vance New York Municipal Bond Fund
Eaton Vance California Municipal Bond Fund

3